UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 29, 2005

Date of Report
(Date of earliest event reported)

DECRANE AIRCRAFT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

000-22371

34-1645569

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8425 Pulsar Place, Suite 340, Columbus, OH 43240

(Address, including zip code, of principal executive offices)

(614) 848-7700
(Registrant’s telephone number, including area code)

2361 Rosecrans Avenue, Suite 180, El Segundo, CA 90245 (310) 725-9123

(Former address and telephone number of principal executive offices, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On March 29, 2005, DeCrane Aircraft Holdings, Inc. sold 26,425 additional shares of its Senior Redeemable Exchangeable Preferred Stock due 2008 to a group of investors for its liquidation value of $189.21 per share.  The approximately $5.0 million of cash proceeds from the sale was used to fund working capital needs.  Such issuances were made in reliance upon an exemption from the registration provision of the Act set forth in Section 4(2) thereof relative to issuances by an issuer not involving any public offering or the rules and regulations thereunder.  The investors, who are listed in the table below, are the principal stockholders of DeCrane Holdings Co., DeCrane Aircraft’s parent company.

No. of Shares of Preferred Stock Purchased

DLJ Merchant Banking Partners II, L.P.	16,646
MBP II Plan Investors	6,567
DLJ Diversified Partners, L.P.	973
DLJ Offshore Partners II, C.V.	819
DLJ Merchant Banking Partners II-A, L.P.	663
DLJ Diversified Partners-A, L.P.	361
DLJ Millennium Partners, L.P.	269
DLJ EAB Partners, L.P.	75
DLJ Millennium Partners-A, L.P.	52
Total	26,425

Item 8.01       Other Events

During March 2005, DeCrane Aircraft completed a series of transactions and amendments to existing agreements with the investors described in Item 3.02 above.

First, the maturity date of the existing $5.0 million of 13.5% senior unsecured promissory notes was extended.  The notes are now due on March 31, 2006 and interest, which has accrued since December 12, 2004, is payable on December 31, 2005 and at maturity.  Second, DeCrane Aircraft entered into a loan agreement which provides for up to $5.0 million of additional borrowings at rates and with terms identical to the existing 13.5% senior unsecured promissory notes, as amended.  DeCrane Aircraft has borrowed $2.5 million pursuant to this agreement and borrowing of the remainder, if needed, will be subject to customary conditions including absence of a material adverse change in DeCrane Aircraft's business.  And third, DeCrane Aircraft received approximately $5.0 million of proceeds from the sale of 26,425 additional shares of its Senior Redeemable Exchangeable Preferred Stock due 2008 (described in Item 3.02 above).

The $7.5 million of cash received from these transactions will be used to fund working capital needs.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECRANE AIRCRAFT HOLDINGS, INC.
(Registrant)

Date: March 29, 2005	By:	/S/ RICHARD J. KAPLAN
		Name:	Richard J. Kaplan
		Title:	Senior Vice President, Chief Financial Officer, Secretary and Treasurer